Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

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                                  Bontex, Inc.
                (Name of Registrant as Specified in its Charter)
                  David A. Dugan, Assistant Corporate Secretary

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                                    N/A
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BONTEX logo
BONTEX
One Bontex Drive
Buena Vista, Virginia   24416-1500
Telephone:        (540) 261-2181
                  (800) 733-4234
      Fax:        (540) 261-3784

email: bontex@bontex.com
http://www.bontex.com                                      October 17, 2000


Dear Shareholder:

We want to inform you about two corrections in the Company's Proxy Statement dated September 28, 2000 and mailed to you October 9, 2000.

On the page titled "Notice of Annual Stockholders Meeting," there is an error in the number of Class A directors. The sentence that reads "1. To elect THREE Class A directors to serve until the annual meeting of stockholders in 2003." is incorrect. The word "three" underlined above should be "four."

The Company also made an error about the employment agreement with Patricia Surmonte Tischio in the "Related Party Transactions" section on Page 13 by describing her compensation as being paid monthly when it is actually paid twice a month. The corrected paragraph reads as follows:

     On April 30, 2000, the Company entered into an employment agreement (the "Agreement") with Patricia Surmonte Tischio. Pursuant to the Agreement, the Company will pay Ms. Tischio as a part-time employee $2,750 semi-monthly during the period February 1, 2000 through August 31, 2000 and $1,750 semi-monthly during the period September 1, 2000 through October 31, 2004. The Agreement states that Ms. Tischio will work no more than 15 hours per week. Under the Agreement the Company also delivered title to a 1992 Ford Taurus to Ms. Tischio and provides her with term life insurance coverage in a decreasing amount equal to her remaining employment payments due under the Agreement. The Agreement is also a complete settlement and release of all claims by Ms. Tischio against Bontex through the date of the Agreement. The Agreement provides that until November 1, 2004, Ms. Tischio may not work for a competitor of Bontex.

We apologize for any confusion these errors may have caused you.

Sincerely,

s/Charles W. J. Kostelni
Charles W. J. Kostelni
Corporate Secretary

Bontex, Buena Vista, VA 24416-1500 Tel 540/261-2181 Fax 540/261-3784
Subsidiaries * Bontex S.A. Stembert Belgium * Bontex S.R.L. 37069 Villa Franca Verona, Italy